PROMISSORY NOTE


Date: September 1, 1997                                               $4,500,000


     FOR VALUE RECEIVED, the undersigned, OXFORD CAPITAL CORP., a Nevada corporation (herein called "Maker"), promises to pay to the order of A.P., JR.
IRREVOCABLE TRUST AGREEMENT NUMBER ONE (1) and SUSAN B. FOCKE, (herein collectively called "Payee" and which term refers to any owner or holder of this
Note) the principal sum of FOUR MILLION FIVE HUNDRED THOUSAND AND NO/100 DOLLARS ($4,500,000.00), together with interest on the principal hereof, on or before September 1, 2000, at the per annum rate and in accordance with the terms hereinafter stated.

                            I. INTEREST AND PENALTIES

     1.01 Subject to Section 1.03, the principal balance hereof advanced and from time to time remaining unpaid shall bear interest during each day of the term of the loan evidenced hereby at the rate of 8% per annum.

     1.02 Computations of interest on the unpaid principal amount of this Note, from time to time outstanding, at the rates provided in this Note shall be made on the basis of actual number of days elapsed. To the extent permitted by applicable law, such interest shall be computed as if each year consisted of three hundred sixty (365) days.

     1.03 All past due principal and interest of this Note, whether due as the result of acceleration of maturity or otherwise, shall bear interest at the per annum rate equal to the lesser of (a) eighteen percent (18%) per annum, and (b) the maximum rate allowed by applicable law, from the date the payment thereof shall have become due until the same shall have been fully discharged by payment.

                                  II. PAYMENTS

     2.01 This Note is payable in accordance with its terms as follows:

          (a) Annual payments commencing not earlier than September 30, 1998, shall be due as follows: (i) in an amount which is the greater of 30% of the gross profit of PRC Enterprises, Inc. ("PRC"), a Texas Corporation, or Four Hundred Fifty Thousand Dollars ($450,000), (ii) on the earlier of the completion of the audit of PRC or September 30, of that auditing year. For purposes of this section "Gross Profits" is defined as: the remainder of all revenues generated by PRC's business activities less expenses incurred that are directly related to those business activities, but excluding general administrative expenses and


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
          overhead. In the event of any dispute or inquiry as to the calculation of PRC's gross profits during the term hereof, the method and manner of calculating same during the calendar year 1996 shall control.

          (b) The Maker shall pay the remaining principal balance and all accrued and unpaid interest due on the Maturity Date.

     2.02 All payments shall be applied first to interest and the balance to principal, and will be paid to the Payee as provided herein.

     2.03 The principal of, and interest on, this Note are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts, at 1726 Augusta Drive, Houston, Texas 77057, or at such other place as Payee may hereinafter designate in writing.

     2.04 Any check, draft, money order or other instrument (including securities issued pursuant to Article III herein) given in payment of all or any portion hereof may be accepted by Payee and handled in the collection in the customary manner, but the same shall not constitute payment hereunder or diminish any rights of Payee except to the extent that actual cash proceeds of such instrument are unconditionally received by Payee. Payee may accept any payment tendered by Maker after the due date of such payment or after acceleration of maturity of this Note and may apply the same to the principal, interest thereon or attorney's fees and expenses of collection, or any combination thereof, as determined by Payee, whether such payment was designated as a payment of principal, interest or otherwise, and any such acceptance of the late payment shall not constitute a waiver of the rights of Payee thereafter to accelerate the maturity of this Note because of such default and foreclose the liens securing the payment thereof or, if the maturity of this Note has theretofore been accelerated, such acceptance of late payment shall not constitute a reinstatement of this Note or otherwise affect the rights of Payee to proceed with foreclosure of any liens securing the payment hereof.

                                 III. CONVERSION

     3.01 Subject to all of the following provisions, the Payee of this Note is entitled, at its option, to convert all or part of the entire remaining principal amount (the "Principal Amount") of this Note into fully paid and non-assessable shares of common stock, $.001 par value, of the OXFORD CAPITAL CORP. (the "Common Stock") at a conversion price (the "Conversion Price") equal to the average closing bid price of the OXFORD CAPITAL CORP.'s Common Stock as reported by NASDAQ over the twenty (20) trading-day period ending on the day prior to the date of the written notice, as provided below, from Payee of this Note of such conversion.

     3.02 All conversions by Payee shall be in an amount of at least $250,000 of the remaining unpaid principal unless such amount represents the entire remaining principal on the Note; and each such conversation shall occur no more frequently than once during any one six month period.


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
     3.03. Each conversion by Payee shall be effectuated by delivering the original Note and the Form of Conversion Notice (attached hereto as Exhibit A) executed by the Payee, evidencing such Payee's intention to convert, and accompanied, if required by OXFORD CAPITAL CORP., by proper assignment hereof in blank, to OXFORD CAPITAL CORP. No fractional or scrip representing fractions of shares will be issued on conversion, but the number of shares issuable shall be rounded up to the nearest whole number of shares. The date on which notice of conversion is given shall be deemed to be the date on which OXFORD CAPITAL CORP. receives the Note and conversion notice, or if received by facsimile, the date set forth in such notice of conversion if the Note and notice are received by OXFORD CAPITAL CORP. within three business days thereafter. Thereafter, OXFORD CAPITAL CORP. shall cause the requisite number of fully paid, non-assessable and legally issued shares of its common stock to be issued in the name of the Payee, and shall issue and deliver a new Promissory Note, with identical terms, evidencing the remaining unpaid principal amount to Payee.

     3.04 No amount of accrued but unpaid interest otherwise payable by Maker shall be subject to conversion except as the Payee and Maker may mutually agree in writing.

     3.05 Provided that the Maker is not in default under the terms of this Note, and after paying the principal of $3,500,000 ("Last Principal Payment"), under the terms hereof, the Maker, at its sole option, may elect to convert the remaining principal amount of $1,000,000 as follows:

          (1) If the Maker pays the Last Principal Payment and all accrued and unpaid interest ("Last Payment") to Payee, then upon written notice of its election to convert hereunder, the remaining balance of $1,000,000 shall be converted at a conversion price equal to the average closing bid price of the OXFORD CAPITAL CORP.'s common stock as reported by NASDAQ over the 20-day period ending on the day prior to the date on which the Last Payment is delivered to the Payee.

          (2) If the Maker pays the Last Principal Payment and defers payment of accrued and unpaid interest until a later date, then upon receipt of all accrued and unpaid interest and written notice of election to convert hereunder, the remaining principal balance of $1,000,000 shall be converted at a conversion price equal to the lower of (i) the average closing bid price of the OXFORD CAPITAL CORP.'s common stock as reported by NASDAQ over the 20-day period ending on the day prior to the date on which the Last Payment is delivered to the Payee, or
          (ii) the average Closing bid price of OXFORD CAPITAL CORP.'s common stock as reported by NASDAQ over the 20-day period ending on the date of delivery of the Last Principal Payment.

          (3) For purposes of this Section 3.05, delivery is deemed to have been made upon deposit of a check or money order, constituting good funds, with the United States mail, certified and postage pre-paid, addressed to the Payee at the address given hereunder, or if properly notified of a changed address as required hereunder, then to that address. Upon


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
          receipt of delivery of the Last Payment, the Payee shall promptly return this Note to Maker and, upon receipt of this Note, Maker shall issue the shares issuable as a result of such Forced Conversion.

     3.06 If at any time after the issuance of any common shares of OXFORD CAPITAL CORP. to Payee in accordance with this Article Three, and such shares are not eligible for sale under Rule 144 of the Securities Act, and if OXFORD files a registration statement (the "Registration Statement") with respect to the sale of any of its shares of common stock, then OXFORD shall give written notice thereof to Payee as well as a copy of the Registration Statement. If the Payee shall propose to offer or sell any of its shares issued pursuant hereto under circumstances requiring registration, Payee, within ten days after the date of its receipt of such notice from OXFORD CAPITAL CORP. may request in writing to include in the Registration Statement, shares of OXFORD CAPITAL CORP.'s stock proposed to be offered or sold by Payee (the "Offered Securities") and OXFORD CAPITAL CORP. shall use its best efforts to include the Offered Securities in the registration. If the Offered Securities are included in a Registration Statement pursuant to this Section 3.06, then OXFORD CAPITAL CORP. shall indemnify and hold Payee harmless against any loss, claim, expense or liability which Payee may be subject to in connection with any material mistake or material misrepresentation in such Registration Statement, provided that such mistake or misrepresentation was not made or caused to be made or omitted by any officer or director of PRC.

                                   IV. WAIVER

     4.01 Maker waives grace, demand, presentment for payment, protest, notice of any kind (including, but not limited to, notice of dishonor, notice of protest, notice of intention to accelerate and notice of acceleration) and diligence in collecting and bringing suit against any party hereto and agrees
(i) to all extensions and partial payments, with or without notice, before or after maturity, (ii) to any substitution, subordination, exchange or release of any security now or hereafter given for this Note, (iii) to the release of any party primarily or secondarily liable hereon, and (iv) that it will not be necessary for Payee, in order to enforce payment of this Note, to first institute or exhaust Payee's remedies against Maker or any responsible party or against any security for this Note.

                                V. ATTORNEYS FEES

     5.01 If this Note or any installment hereof is not paid when due (whether the same becomes due by acceleration or otherwise) and it is placed in the hands of an attorney for collection in accordance with the terms of the Security Documents as defined below, (whether or not suit is filed), or if collected through any legal proceedings including but not limited to suit, probate, insolvency or bankruptcy proceedings, Maker agrees to pay all reasonable attorney's fees and all expenses of collection and costs of court.


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
                                 VI. USURY LAWS

     6.01 It is the intention of the parties hereto to comply strictly with applicable usury laws; accordingly, notwithstanding any provision to the contrary in this Note or in any of the Security Documents, in no event, shall this Note or any of the other Security Documents require or permit the payment, charging, taking, reserving, or receiving of any sums constituting interest under applicable laws which exceed the maximum amount permitted by such laws. If any such excess interest is contracted for, charged, taken, reserved, or received in connection with the loan evidenced by this Note or in any of the other Security Documents or otherwise relating hereto, or in any communication by Payee or any other person to Maker or any responsible party liable for payment of this Note, or in the event all or part of the principal or interest hereof shall be prepaid or accelerated, so that under any of such circumstances or under any other circumstance whatsoever the amount of interest contracted for, charged, taken, reserved, or received on the amount of principal actually outstanding from time to time under this Note shall exceed the maximum amount of interest permitted by applicable usury laws, then in any such event it is agreed as follows: (i) the provisions of this paragraph shall govern and control, (ii) any such excess shall be canceled automatically to the extent of such excess, and shall not be collected or collectible, (iii) any such excess which is or has been received shall be credited against the then unpaid principal balance hereof or refunded to Maker, at Payee's option, and (iv) the effective rate of interest shall be automatically reduced to the maximum lawful rate allowed under applicable laws as construed by courts having jurisdiction hereof or thereof.

     6.02 Without limiting the foregoing, all calculations of the rate of interest contracted for, charged, taken, reserved, or received in connection herewith which are made for the purpose of determining whether such rate exceeds the maximum lawful rate shall be made to the extent permitted by applicable laws by amortizing, prorating, allocating and spreading during the period of the full term of the loan including all prior and subsequent renewals and extensions, all interest at any time contracted for, charged, taken, reserved, or received. The terms of this paragraph shall be deemed to be incorporated in every loan document and communication relating to this Note and loan. The "applicable usury laws" shall mean such laws of the State of Texas or the laws of the United States, whichever laws allow the higher rate of interest, as such laws now exist; provided, however, that if such laws shall hereafter allow higher rates of interest, then the applicable usury laws shall be the laws allowing the higher rates, to be effective as of the effective date of such laws.

                               VII. MISCELLANEOUS

     7.01 Maker shall use 15% of the net proceeds derived from any completed underwriting of its stock, in a secondary offering, as payment on this Note, by delivering same to Payee within fourteen days of its receipt of the actual net proceeds.

     7.02 For so long as any amount payable under this Note remains unpaid, the Maker shall furnish to the Payee the following information:


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
          (a) No later than ninety (90) days following the end of each fiscal year, beginning with the fiscal year ending June 30, 1996, consolidated balance sheets, statements of income and statements of cash flow and shareholders equity of the Maker and its subsidiaries, if any, prepared in accordance with generally accepted accounting principles ("GAAP"), and audited by a firm of independent public accountants (i.e., Form 10-K or Form 10-KSB).

          (b) Within forty-five (45) days after the end of each quarter (except the fourth quarter) of each fiscal year, consolidated balance sheets, statements of income and statements of cash flow of the Maker and its subsidiaries, if any (i.e., Form 10-Q or Form 10-QSB).

     7.03 The Maker covenants and agrees that until all amounts due under this Note have been paid in full, by conversion or otherwise, unless the Payee waives compliance in writing, the Maker shall:

          (a) Give prompt written notice to the Payee of any Event of Default as defined in this Note or of any other matter which has resulted in, or could reasonably be expected to result in, a materially adverse change in its financial condition or operations.

          (b) Give prompt written notice to the Payee of any claim, action or proceeding which, in the event of any unfavorable outcome, would or could reasonably be expected to have a material adverse effect on the financial condition of the Maker.

          (c) At all times reserve and keep available out of its authorized but unissued stock, for the purpose of effecting the conversion of this Note such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of the outstanding principal balance of this Note into shares of Common Stock.

          (d) Upon receipt by the Maker of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Note and
               (i) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it, or (ii) in the case of mutilation, upon surrender and cancellation of this Note, the Maker, at its expense, will execute and deliver a new Note, dated the date of the lost, stolen, destroyed or mutilated Note.

     7.04 No recourse shall be had for the payment of the principal of, or the interest on, this Note, or for any claim based hereon, or otherwise in respect hereof, against any incorporator, shareholder, officer or director, as such, past, present or future, of the Maker or any successor corporation, whether by


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
virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

     7.05 No provision of this Note shall alter or impair the obligation of the Maker, which is absolute and unconditional, to pay the principal of, and interest on, this Note at the time, place and rate, and in the coin or currency, herein prescribed.

                                  VIII. DEFAULT

     8.01 The following shall constitute "Events of Default" under this Note:

          (a)  Any default in the payment of principal or interest on this Note;

          (b) If any of the representations or warranties made by the Maker herein, in the Purchase Agreement between OXFORD CAPITAL CORP. and PRC Enterprises, Inc. ("PRC") and A.P., Jr. Irrevocable Trust and Susan Focke, relating to the purchase and sale of securities between the Maker and the Payee (the "Purchase Agreement"), or in any certificate or financial or other statements heretofore or hereafter furnished by or on behalf of the Maker in connection with the execution and delivery of this Note or the Purchase Agreement, shall be false or misleading in any material respect at the time made;

          (c) If the Maker shall fail to perform or observe any other covenant, term, provision, condition, agreement or obligation of the Maker under this Note and such failure shall continue uncured for a period of seven (7) days after notice from the Payee of such failure;

          (d) If the Maker shall (i) become insolvent, (ii) admit in writing its inability to pay its debts as they mature, (iii) make an assignment for the benefit of creditors or commence proceedings for its dissolution, or (iv) apply for or consent to the appointment of a trustee, liquidator or receiver for it or for a substantial part of its property or business;

          (e) If a trustee, liquidator or receiver shall be appointed for the Maker or for a substantial part of its property or business without its consent and shall not be discharged within thirty
               (30) days after such appointment;

          (f) If any governmental agency or any court of competent jurisdiction at the instance of any governmental agency shall assume custody or control of the whole or any substantial portion of the properties or assets of the Maker and shall not be dismissed within thirty (30) days thereafter;

          (g) If any money judgment, writ or warrant of attachment, or similar process, except mechanics and materialmen's liens incurred in the


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
               ordinary course of business, in excess of $750,000 in the aggregate shall be entered or filed against the Maker or any of its properties or other assets and shall remain unvacated, unbonded or unstayed for a period of fifteen (15) days or in any event later than five (5) days prior to the date of any proposed sale thereunder;

          (h) If bankruptcy, reorganization, insolvency or liquidation proceedings or other proceedings for relief under bankruptcy or any law for the relief of debtors shall be instituted by or against the Maker and, if instituted against the Maker, shall not be dismissed, stayed or bonded within ninety days after such institution or the Maker shall by any action or answer approve of, consent to, or acquiesce in any such proceedings or admit the material allegations of, or default in answering a petition filed in any such proceeding; or

          (i) If the Maker shall have its Common Stock delisted from an exchange or NASDAQ.

     8.02 Upon the occurrence of an Event of Default, then, or at any time thereafter, and in each and every such case, unless such Event of Default shall have been waived in writing by the Payee (which waiver shall not be deemed to be a waiver of any subsequent default) at the option of the Payee and in the Payee's sole discretion, the Payee may consider this Note immediately due and payable, and the Payee may immediately, and without expiration of any period of grace, enforce any and all of the Payee's rights and remedies provided herein or any other rights or remedies afforded by law.

                                 IX. COLLATERAL

     9.01 The payment of this Note is secured by the certain Security/Pledge Agreement and Irrevocable Voting Trust (herein collectively called the "Security Documents ") of even date herewith from OXFORD CAPITAL CORP. to Payees.

                                X. MISCELLANEOUS

     10.01 In case any provision of this Note is held by a court of competent jurisdiction to be excessive in scope or otherwise invalid or unenforceable, such provision shall be adjusted rather than voided, if possible, so that it is enforceable to the maximum extent possible, and the validity and enforceability of the remaining provisions of this Note will not in any way be affected or impaired thereby.

     10.02 This Note constitutes the full and entire understanding and agreement between the Maker and the Payee with respect to the subject hereof. Neither this Note nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the Maker and the Payee.


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
     10.03 The parties agree and contract that any and all claims, disputes, or controversies arising out of or in any way relating to this Note or the claimed breach of termination of any provision of any of same, whether based on the Constitution, statutes, Code(s) or at common law of the United States or of any State, including the arbitrability of any claim, dispute or controversy, shall be exclusively resolved by the parties first trying to settle the dispute in mediation under the Mediation Rules administered by and conducted by the Neutrals of the National Association for Dispute Resolution, Inc., failing which, settlement of the dispute shall be by binding arbitration conducted under the Arbitration Rules of, and before an Arbitration tribunal of the National Association for Dispute Resolution, Inc. The arbitrator(s) shall have full and complete discretion and authority to do substantial justice for the parties to the dispute. In the event that the National Association for Dispute Resolution, Inc. is not available or is no longer in business, the arbitration provided hereunder shall be conducted by the American Arbitration Association under their rules and procedures.

     10.04 This Agreement shall be governed by, enforced, and construed under and in accordance with the laws of the United States of America and, with respect to the matters of state law, with the laws of the State of Texas, without giving effect to principles of conflicts of law thereunder.

NOTICE: THIS DOCUMENT AND ALL OTHER DOCUMENTS RELATING TO THE INDEBTEDNESS EVIDENCED BY THIS NOTE CONSTITUTE A WRITTEN AGREEMENT WHICH REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO
UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES RELATING TO THE INDEBTEDNESS EVIDENCED BY THIS NOTE.


                                       OXFORD CAPITAL CORP.


                                       By:  /s/ illegible
                                          --------------------------------------
                                          Robert Cheney
                                          Chairman and Chief Executive Officer

                             CONVERSION CERTIFICATE

                              OXFORD CAPITAL CORP.

                                 $4,500,000 Note

     The undersigned holder (the "Holder") is hereby surrendering to Oxford Capital Corp., a Nevada Corporation (the "Company"), the Promissory Note, dated __________ in the principal amount of $____________ ("Note") and hereby elects to convert all or a portion of the remaining unpaid principal balance in accordance with the terms of the Note as set forth below.

1. The Holder understands that the certificates evidencing the securities issued as a result of this conversion shall bear a legend restricting the transfer of such securities except in accordance with an effective registration statement or a valid exemption from registration under the Securities Act.

2. The Holder acknowledges that any shares received in accordance with this Conversion Certificate shall constitute a credit against the principal balance of the Note.


Aggregate Amount of  Principal Being Converted:         $____________

Applicable Market Price:                                $____________


         Determined as follows:

         --------------------------------------------

         --------------------------------------------

         --------------------------------------------

Number of Common Shares to be issued:                   ______________

New Note to be issued in the amount of:                 ______________

Delivery Instructions:   ______________________________________

                         --------------------------------------

Dated: _______________


                                                     Name of Holder:

                                                     ---------------------------

                                                     ---------------------------